Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF

TEDA TRAVEL GROUP, INC.

We consent to the incorporation by reference in the Registration Statement No, 333-114644 on Form S-8 of Teda Travel Group, Inc, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-KSB of Teda Travel Group, Inc. for the years ended December 31, 2004 and 2005.

/s/ Webb & Company, P.A
WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida

April 15, 2006

1501 Corporate Drive, Suite 290 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com